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                                                                   EXHIBIT 10.8

                                                     AGREEMENT NUMBER __________

                         HYPERION SOLUTIONS CORPORATION

                                  OEM AGREEMENT

HYPERION                        SPSS

Hyperion Solutions Corporation  Company Name: SPSS Inc.
1344 Crossman Avenue            Address:      233 S. Wacker Drive, 11th floor
Sunnyvale, CA  94089                          Chicago, IL 60606-6307

Phone:  408-744-9500            Phone:        +1.312.651.3000
Fax:    408-744-0400            Fax:          +1.312.651.3668

                        EFFECTIVE DATE: November 5, 2004
                          (To be completed by Hyperion)

/s/ Claire Goldbloom                             /s/ Jack Noonan
------------------------------------             -------------------------------
HYPERION SIGNATURE                               SPSS SIGNATURE

Claire Goldbloom                                 Jack Noonan
------------------------------------             -------------------------------
PRINTED NAME                                     PRINTED NAME

Vice President, Corporate Counsel                President and Chief Executive
                                                 Officer
------------------------------------             -------------------------------
TITLE                                            TITLE

SPSS hereby subscribes to be an OEM partner to Hyperion, whereby (1) SPSS will port the Software (as defined below) to the IBM AS/400 platform (such ported Software shall be hereinafter referred to as the "ShowCase AS/400 Port"); (2) SPSS will promote End Users to purchase licenses of the ShowCase AS/400 Port and related support from SPSS; (3) SPSS will offer licenses of the ShowCase AS/400 Port in an arrangement which identifies SPSS as the licensor and End User as the licensee; and (4) SPSS will independently set, and be responsible for collecting, the price it charges End Users for such license and associated support. Accordingly, this OEM Agreement ("Agreement") is made and entered into as of the Effective Date by and between Hyperion Solutions Corporation ("Hyperion") and SPSS Inc. ("SPSS").

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1.    DEFINITIONS

(a) "AGREEMENT" refers to and includes this OEM Agreement and the Exhibits hereto.

(b) "DOCUMENTATION" means the operating instructions, user manuals, "read-me" files, and all technical information and reference materials related to the Software, in whatever form, provided by Hyperion.

(c) "EFFECTIVE DATE" means the date first written above.

(d) "END USER" means a customer that licenses the ShowCase AS/400 Port or the Software for use in its internal business operations.

(e) "END USER SUPPORT FEES" means the Support fees as set forth in Exhibit A payable by SPSS to Hyperion in consideration of the secondary Support services provided by Hyperion to SPSS in connection with SPSS's Support of its End Users.

(f) "FIRST LEVEL SUPPORT" means the service provided in response to an End User's initial contact reporting a software problem.

(g) "RESELLERS" means those SPSS-authorized distributors, resellers and other sales channels whose products and services do not compete with those of Hyperion and who execute agreements with SPSS with terms at least as restrictive and protective of Hyperion's rights as the terms of this Agreement.

(h) "SECOND LEVEL SUPPORT" means the service provided to reproduce and correct a software problem.

(i) "SHOWCASE AS/400 PORT" means the Software ported by SPSS to the IBM AS/400 platform or any direct successor platform and any non-ported Software bundled, used and distributed solely with the ShowCase AS/400 Port.

(j) "SOFTWARE" means the Hyperion software products and related Documentation as more fully described in Exhibit A, and any Updates and modifications to such products that may be provided by Hyperion from time to time.

(k) "SUBLICENSE FEES" means the fees as set forth in Exhibit A payable by SPSS to Hyperion in connection with each sublicense of the ShowCase AS/400 Port granted by SPSS.

(l) "SUPPORT" means technical support, software diagnosis, and software problem analysis and resolution provided over the telephone, by fax, via e-mail, or by other remote electronic means, and the provision of Updates and bug fixes.

(m) "TECHNICAL INFORMATION" means technical information, including, without limitation, all algorithms, ideas, structure, organization, source code and other technical information, about the Software that are portable to the IBM AS/400 platform or any direct successor platform.

(n) "TERM" means the period from the Effective Date until the expiration or earlier termination of the Agreement.

(o) "TERRITORY" means the geographical region and/or market segment described in Exhibit A in which SPSS has rights to market, distribute and sublicense the ShowCase AS/400 Port.

(p) "THIRD LEVEL SUPPORT" means the service provided to isolate a software problem at the software component level and to furnish a correction or circumvention of the software problem.

(q) "UPDATES" means any subsequent releases of the Software that Hyperion makes generally available to its maintenance customers at no additional license fee from time to time and that is intended to replace

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a prior Software release. Updates shall not include any releases or future products, which Hyperion licenses separately.

2.    SPSS PORTING AND DISTRIBUTION RIGHTS

(a) PORT DEVELOPMENT. Hyperion shall make available to SPSS new releases of the Software for the purpose of port development no later than the earliest date on which Hyperion makes such new releases available to its beta test customers. New releases of the Software are considered Technical Information and are subject to the confidentiality provisions contained in Section 9(d). SPSS shall use its best efforts to develop and produce versions of the ShowCase AS/400 Port which are compatible with such new releases of the Software in a timely manner, so that the new version of the ShowCase AS/400 Port is available for general release no later than 180 days after the date of general release by Hyperion of the new release of the Software. Upon Hyperion's written approval, which shall not be unreasonably withheld, SPSS (i) may miss a particular release of the Software or (ii) may not be required to port a feature of the Software.

(b) GRANT OF LICENSE TO DISTRIBUTE SOFTWARE ON AS/400 PLATFORM. Subject to the terms and conditions of this Agreement, Hyperion grants to SPSS a non-exclusive, non-transferable, non-sublicensable, license to use Technical Information, but only as part of, and for the sole purpose of, permitting SPSS to port the Software to the IBM AS/400 platform or any direct successor platform. Hyperion also grants to SPSS a worldwide license to distribute, market and sublicense through Resellers and directly to End Users executable versions of the ShowCase AS/400 Port in the Territory. The End User shall execute a software license agreement no less restrictive than, and at least as protective of, Hyperion's rights and the then-current copy and use restrictions for such Software (the current version is attached) contained in Hyperion's Software License and Services Agreement attached to this Agreement as Exhibit B.

(c) CLOSING RESPONSIBILITIES. SPSS will be responsible for closing sales without substantial field sales support from Hyperion.

(d) DEVELOPMENT/DEMONSTRATION COPIES. SPSS shall have the right to use copies of the ShowCase AS/400 Port internally and to provide copies to its Resellers at no charge and subject to no royalty payment, provided that such copies are used by and on such Resellers' computer equipment solely for the following purposes: (i) internal development and training of Resellers' employees solely for purposes of distributing, marketing and supporting the ShowCase AS/400 Port; (ii) marketing and demonstration of the ShowCase AS/400 Port to prospects; and (iii) providing implementation services and training for the ShowCase AS/400 Port to End Users. Under no conditions may such Resellers use copies of the ShowCase AS/400 Port to run the internal operations of Reseller or for the benefit of any third party, nor shall such copies be provided to any third party.

(e) TRADEMARK LICENSE. Subject to the terms and conditions of this Agreement, Hyperion hereby grants to SPSS a non-exclusive, non-transferable license to use its trademarks (the "Trademarks"), but only in the Territory and in connection with its marketing and distribution of the Software and any derivative works thereof expressly authorized under this Agreement. Every copy of the ShowCase AS/400 Port shall clearly and prominently display "Essbase(R)" or the appropriate Trademark and shall attribute authorship of the Technical Information to Hyperion. SPSS shall use "Essbase(R)" or the appropriate Trademark as part of the primary product name in a manner as least as prominent as the trademark(s) of SPSS and such Trademarks shall not follow words such as "of" or "for" or "powered by" (e.g., "ShowCase Widget for Essbase(R)" would not be permissible). SPSS shall (1) upon Hyperion's request from time to time, supply to Hyperion fully documented sample copies of the ShowCase AS/400 Port (in both source code and object code form) and any advertising and marketing materials, for Hyperion's review and approval, which shall not be unreasonably withheld; (2) modify the ShowCase AS/400 Port and any such advertising and marketing materials as may be reasonably requested by Hyperion to give full attribution to Hyperion, ensuring that the Hyperion corporate and product names and/or logos are noticeably and prominently identified and displayed in connection with the marketing and distribution of the ShowCase AS/400 Port. SPSS' failure to substantially comply with the terms of this provision shall constitute a material breach. SPSS shall not rename or alter Trademarks, copyright or other notices on the Software. Any use of

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Hyperion's Trademarks shall be consistent with the Hyperion Trademark Policy set forth in the Hyperion partner portal at http://www.hyperion.com.

(f) MINIMUM ANNUAL QUOTA. SPSS shall endeavor to achieve the minimum annual quotas during each annual period specified in Exhibit A. These quotas consist of Sublicense Fees and End User Support Fees actually paid by SPSS to Hyperion. SPSS failure to meet such minimum shall not be considered a breach of this Agreement or a cause for termination.

(g) END USER SUPPORT FEES. SPSS shall provide First, Second and Third Level Support to End Users and SPSS shall pay Hyperion the End User Support Fees set forth in Exhibit A.

(h) HYPERION REPUTATION AND GOODWILL. SPSS shall not knowingly make false or misleading representations with regard to the Software or Hyperion. SPSS further agrees to conduct business in a professional manner and act in good faith with respect to the Software and the good reputation of Hyperion.

(i) BUSINESS PLAN. SPSS shall submit to Hyperion a detailed business plan ("Business Plan") outlining SPSS's go-to-market plan within thirty (30) days of the Effective Date of this Agreement.

3.    HYPERION DISTRIBUTION RIGHTS

(a) GRANT OF LICENSE TO DISTRIBUTE SHOWCASE AS/400 PORT. Hyperion shall have the right to distribute and sublicense the ShowCase AS/400 Port directly and through its distributors, resellers and other partners. Hyperion may not without SPSS' prior written approval distribute and sublicense the ShowCase AS/400 Port to any of SPSS' Named Accounts set forth on Exhibit E as modified in writing by SPSS from time to time upon written notice to Hyperion. The End User shall execute a software license agreement containing terms no less restrictive than those contained in the Software License Agreement attached to this Agreement as Exhibit B. Hyperion shall submit written orders to SPSS and SPSS shall fulfill such orders by promptly delivering and providing Hyperion with evidence of delivery to the End User (in no event later than the last business day local time) of the calendar quarter in which the order is submitted.

(b) TRADEMARK LICENSE. Subject to the terms and conditions of this Agreement, SPSS hereby grants to Hyperion a non-exclusive, non-transferable license to use the name "ShowCase" (the "Trademark"), but only in connection with its marketing and distribution of the ShowCase AS/400 Port and in accordance to SPSS' written trademark polices, a copy of which is attached hereto as Exhibit G. Every copy of the ShowCase AS/400 Port shall clearly and prominently display the Trademark.

4. TERM AND TERMINATION

(a) TERM. This Agreement shall become effective on the Effective Date and shall remain in effect for an initial term of three (3) years ("Initial Term") and shall automatically renew for subsequent one-year terms ("Renewal Term") unless sooner terminated as provided below.

(b) TERMINATION FOR CAUSE. If either party breaches this Agreement, the non-defaulting party may give written notice to the defaulting party of the beach. The defaulting party shall have thirty (30) days from the date of such notice in which to cure the breach. If the default is not cured during the thirty day period, this Agreement shall automatically terminate at the end of that period.

(c) TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement without cause effective as of the end of the Initial Term or any Renewal Term by providing the other with not less than twelve (12) months written notice prior to the end of the Initial Term or such Renewal Term.



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(d) REMEDIES. Termination of this Agreement shall not limit or restrict any of the remedies otherwise available to the parties hereunder or at law.

(e) EFFECTS OF TERMINATION. Upon termination of this Agreement for any reason, all rights and licenses granted to SPSS under this Agreement shall terminate and revert to Hyperion, except that sublicenses of the ShowCase AS/400 Port- granted by SPSS to End Users in accordance with this Agreement as of the date of termination will remain in effect in accordance with their terms and conditions. Upon termination of this Agreement for any reason, SPSS shall (i) immediately return to Hyperion all Hyperion Confidential Information including the Technical Information, catalogues and literature in its possession, custody or control in whichever form held (including all copies or embodiments thereof); (ii) cease using any trademarks, service marks and other designations of Hyperion; (iii) cease issuing new sublicenses of the ShowCase AS/400 Port; (iv) no longer identify or hold itself out as a distributor of the ShowCase AS/400 Port or the Software; and (v) without additional consideration, assign, convey and transfer to Hyperion all right, title and interest in and to the ShowCase AS/400 Port. Notwithstanding the foregoing and provided that the Agreement was not terminated for violations of Hyperion's intellectual property rights, SPSS may, at its discretion, retain a limited use license to use the ShowCase AS/400 Port and related Documentation solely as required to fulfill its contractual duties to support End Users for the remaining duration of the annual term of End User Support agreements existing as of termination of this Agreement, provided that SPSS has paid Hyperion the applicable End User Support Fees. Prior to the end of the then-annual term of such End User Support agreements, SPSS may if it chooses to, at its sole discretion, inform the End User to contact Hyperion to contract directly with Hyperion for such software license and maintenance for the ShowCase AS/400 Port. In addition to the foregoing, upon termination of this Agreement, Hyperion may contact End Users using the End User information provided by SPSS to Hyperion pursuant to Section 5(b) and Section 8 below and arrange for such End Users to terminate their software license and maintenance agreements with SPSS as of the end of the then-annual term and to contract directly with Hyperion for such software license and maintenance for the ShowCase AS/400 Port.

5.    FEES AND PAYMENT

(a) SUBLICENSE FEES PAYMENT TO HYPERION. For each sublicense of the ShowCase AS/400 Port granted by SPSS, SPSS shall report and pay to Hyperion the applicable Sublicense Fees stated in Exhibit A payable in accordance with
Section 5(b) below. Unless otherwise expressly stated in Exhibit A, the applicable Sublicense Fees will be Hyperion's then-current local list price for such Software in effect in the Territory, less the applicable discount specified in Exhibit A for the type of sublicense granted. In the event discount levels are changed, such changes will apply prospectively only and not retroactively. Any prepaid Sublicense Fees paid by SPSS will be credited only against future Sublicense Fees. Hyperion shall have the right to change its price lists at any time, provided that any such change shall be effective under this Agreement upon a minimum of sixty (60) days' written notice to SPSS.

(b) REPORTING OF SUBLICENSE FEES AND END USER SUPPORT FEES. Within thirty (30) days following the end of each calendar month, SPSS shall provide to Hyperion a written report detailing the information set forth in Exhibit C for all sublicenses of the ShowCase AS/400 Port delivered and first year End User Support sold to End Users by SPSS in the just completed month. Within thirty
(30) days following the end of each calendar quarter, SPSS shall provide to Hyperion a written report detailing the information set forth in Exhibit C for all anniversaries of all sublicenses sold (except for those sublicenses for which the End User notifies SPSS that annual maintenance will not be renewed) under this Agreement and the previous License Agreement between the parties hereto dated April 1, 1998 as amended that occurred in the just completed quarter. Such report shall include any credits for incorrectly reported maintenance renewals on the prior quarter's report.

(c) HYPERION ROYALTY PAYMENT TO SPSS. Hyperion shall pay SPSS a royalty for each copy of the ShowCase AS/400 Port distributed by Hyperion or its resellers. Such royalty shall be equal to twenty-five percent (25%)


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of SPSS's then-current local list price. The parties agree to negotiate in good faith regarding discounts for large transactions. SPSS agrees to provide Hyperion with sixty (60) days' prior written notice of any change in its list price. Hyperion agrees to pay and report any license sale under this Section 5(c) within thirty (30) days of the quarter in which the license sale occurs.

(d) HYPERION eLICENSING REQUIREMENT. During the term of this Agreement, SPSS acknowledges and agrees to support and incorporate Hyperion's eLicensing strategy that will require the ShowCase AS/400 Port to incorporate technology that can enforce software licensing restrictions substantially similar to the technology that Hyperion incorporates in the Software. For avoidance of doubt, if Hyperion subsequently incorporates technology in the Software that can enforce software licensing restrictions at the component level (i.e., beyond the server level), SPSS shall promptly, provided that the parties may mutually agree on an extended period because of any technical or practical issues, support and incorporate such technology in the ShowCase AS/400 Port or other technology developed or licensed by SPSS that can enforce software licensing restrictions at the component level. Failure by SPSS to promptly, provided that the parties may mutually agree on an extended period because of any technical or practical issues, incorporate such additional technology into the ShowCase AS/400 Port shall be deemed a material breach.

(e) MAINTENANCE OF BOOKS AND RECORDS. SPSS shall maintain accurate books and records relating to the performance of its obligations under this Agreement for at least three (3) years after expiration or termination of this Agreement.

(f) TERMS OF PAYMENT. All fees due under this Agreement are payable and due within thirty (30) days of date of invoice. Late payments will bear interest at the rate of one and one-half percent (1.5%) per month (or the maximum rate allowed by law, whichever is lower). In addition, the payor will pay all charges reasonably incurred in the purchase and/or shipment of Software, including transportation charges, insurance premiums, taxes (except taxes based on seller's net income), duties and other government assessments, except to the extent expressly prohibited by law. Payor's obligation to pay the other party shall not be affected by its ability to collect payment from its customers. All fees charged by a party and payable by the other party do not include taxes. The parties agree that all taxes shall be paid in accordance with Section 9 (j) below.

(g) AUDIT. Hyperion may at any time, upon five (5) business days' written notice and not more than once in each twelve month period, examine SPSS's books and records related to the amounts due to Hyperion. Such examination may be done by a certified public accounting firm, at Hyperion's expense, provided, however, that if any such audit uncovers one or more underpayments in excess of five percent (5%) of the total amount determined by the audit to be payable to Hyperion for the audited period, SPSS shall immediately reimburse Hyperion for the full costs of such audit and the amount of underpayment uncovered during the course of the audit.

6.    MAINTENANCE SUPPORT

(a) SUPPORT FOR SPSS'S END USERS. SPSS shall provide First Level Support, Second Level Support and Third Level Support to those customers who have purchased licenses for the ShowCase AS/400 Port from SPSS or its Resellers. Hyperion will provide secondary support in accordance with Exhibit H directly to SPSS (and not to its Resellers or End Users) with respect to all such sales. Hyperion will also provide Software Upgrades to SPSS. For such support, SPSS shall pay Hyperion the End User Support Fees as set forth in Exhibit A.

(b) SUPPORT FOR SHOWCASE AS/400 PORT SALES BY HYPERION. Hyperion or its partner can collect or cause to be collected and promptly pay to SPSS an annual maintenance fee equal to 15 percent of the then-current SPSS local list price for the ShowCase AS/400 Port when Hyperion originally licenses the ShowCase AS/400 Port. The End User shall contract directly with SPSS for Support of the ShowCase

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AS/400 Port, and then SPSS will provide First, Second and Third Level support directly to such End Users. After the first year of maintenance for a customer, SPSS will handle all renewals and will extend its maintenance contract to the customers at SPSS's then current rates.

7.    MARKETING ACTIVITIES

(a) PUBLICITY. Unless a party is required by law or due to an SEC requirement in such party's reasonable judgment, neither party will issue any public announcement nor publish any materials that reference or discuss the other party or its products without the prior written consent of the other party. Each party grants the other party the right to use the other party's name and logo for marketing purposes.

(b) JOINT MARKETING. During the Term of this Agreement, SPSS and Hyperion may mutually agree from time to time to engage in joint marketing activities which promote their products including seminars, press announcements, trade shows, user groups or other events.

8. ESCROW OF SHOWCASE AS/400 PORT AND CURRENT END USER LIST. Promptly after the release of each version of the ShowCase AS/400 Port, SPSS will put into escrow the ShowCase AS/400 Port and all proprietary software, instructions and notes necessary to recreate the development environment. Promptly after the Effective Date of this Agreement, SPSS will put into escrow its current list of End Users. Upon the termination of this Agreement, Hyperion shall be entitled to have access to and use the source code form of the ShowCase AS/400 Port for the purposes set forth in this Agreement and Hyperion shall be entitled to have access to and use the list of End Users. The fees for this escrow arrangement shall be paid by Hyperion and shall not exceed $650 per year.

9.    GENERAL TERMS AND CONDITIONS

(a) OWNERSHIP OF SOFTWARE. Hyperion retains all right, title and interest in the Software and in any ideas, know-how, programs, processes, designs, inventions, works, trade secrets, and other information, which may be developed by Hyperion in the course of providing any technical services, including any enhancements or modifications made to the Software (collectively, "Hyperion Materials"), and all patents, copyrights, trade secrets, and other proprietary rights in or related to the Hyperion Materials, whether or not specifically recognized or perfected under the laws of the country where the Hyperion Materials are located. SPSS will not remove, alter or destroy any form of copyright notice, proprietary markings or confidential legends placed upon or contained within the Hyperion Materials. Further, SPSS will reproduce Hyperion's copyright and other proprietary rights notices on any copies of the Hyperion Materials it uses, including archival and backup copies.

(b) OWNERSHIP OF SPSS AS/400 PORT. SPSS will own the ShowCase AS/400 Port, but will not own (and hereby quitclaims and assigns to Hyperion any rights or interests in or to) any of the Technical Information licensed hereunder and any derivative works thereof. SPSS will own any attachments or add on products or modules to the ShowCase AS/400 Port, which have been or are developed by or for SPSS without use of any source code of the ShowCase AS/400 Port.

(c) RESTRICTIONS. SPSS shall not translate, disassemble, reverse engineer, decompile or otherwise attempt to reconstruct or discover any source code or underlying ideas or algorithms of, or embodied in, the Software. SPSS shall not cause or permit unauthorized copying, reproduction or disclosure of any portion of the Software, or any instructions, manuals, or other Documentation, or the delivery or distribution of any part of either the Software or the Documentation, to any third person or entity, for any purpose whatsoever, including, but not limited to, transmission, uploading, downloading, leasing, or operating the Software as a timeshare or service bureau without the prior written consent of Hyperion.

(d)   CONFIDENTIAL INFORMATION.

      (i) "CONFIDENTIAL INFORMATION" means all information related to the business of the disclosing party that may be obtained by the receiving party from any source as a result of this Agreement, provided that if written, the information is clearly identified as proprietary or confidential, and if oral, shall

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be followed by a written summary of such oral communication within a reasonable number of days of the date of disclosure. Confidential Information includes (but is not limited to) source code, algorithms, concepts, pricing information, business methods, business and technical plans, research and test results, including the results of any performance or benchmark tests or evaluation of the Software, or a potential acquirer of SPSS or the SPSS ShowCase AS/400 Port business, or the fact that SPSS may be acquired or is looking to divest the SPSS ShowCase AS/400 Port business, which shall be deemed Confidential Information without being marked.

      (ii) WHAT IS NOT "CONFIDENTIAL INFORMATION". Confidential Information does not include information that the receiving party can demonstrate through written documentation (i) is or becomes publicly available through no act or omission of the receiving party; (ii) the disclosing party discloses to a third party without restriction on further disclosure; (iii) is rightfully disclosed to the receiving party by a third party without restriction on disclosure; (iv) is independently developed by the receiving party without access to the disclosing party's Confidential Information; (v) is previously known to the receiving party without nondisclosure obligations or (vi) is required to be disclosed pursuant to any court order provided that the receiving party shall advise the disclosing party of such request in time for the disclosing party to apply for legal protection.

      (iii) NONDISCLOSURE. Each party agrees that it will not disclose to any third party any Confidential Information belonging to the other party without the other party's prior written consent. Each party agrees that it will not use the Confidential Information of the other party except as authorized in the Agreement. Each party further agrees that it will maintain the confidentiality of all Confidential Information of the other party and prevent the unauthorized disclosure or use of any Confidential Information by its clients, customers, employees, subcontractors or representatives. In no event shall any party use less care to maintain the Confidential Information of the other party than it uses to maintain the confidentiality of its own similar non-public information. Each party further agrees to notify the other in writing of any misuse or misappropriation of the other party's Confidential Information that may come to its attention.

(e)   INDEMNIFICATION BY HYPERION.

      (i) PROVIDED BY HYPERION. Hyperion shall defend and hold SPSS harmless from any claim by a third party that the Software infringes any patent, trade secret or copyright of that third party in any jurisdiction in which SPSS is licensed by Hyperion to use or distribute the Software, provided (i) Hyperion is promptly notified in writing of the claim; (ii) Hyperion has sole control of the defense and any negotiations for its settlement; and (iii) SPSS provides Hyperion, at Hyperion's expense, with all reasonable assistance, information, and authority necessary to perform the above.

      (ii) LIMITATIONS. This indemnity obligation shall not apply with respect to a claim which arises (1) from the use of a superseded or modified release of the Software, if the claim would have been avoided by the use of the current or unmodified release (the parties agree that the porting of the Software by SPSS under the terms of this Agreement is not considered a modification; (2) from the use, operation, or combination of Software with programs, data, equipment, or materials not provided by Hyperion, if the claim would have been avoided by the use of the Software without such programs, data, equipment, or materials; or (3) to the extent that SPSS continues the allegedly infringing activity after being informed of and provided modifications that would avoid the alleged infringement.

      (iii) OPTIONS FOR REMEDY. Should the Software become, or in Hyperion's opinion be likely to become, the subject of any such claim of infringement, then the SPSS will permit Hyperion, at Hyperion's option and expense, either: (1) to procure for SPSS the right to continue using the Software; (2) replace or modify the Software so that its use becomes non-infringing without loosing substantial functionality; or (3) refund the fees paid by SPSS to Hyperion for the allegedly infringing Software, provided that the amount of fees subject to refund shall be amortized on a straight line monthly basis over a five (5) year period.

(f)   INDEMNIFICATION BY SPSS. SPSS shall defend and hold Hyperion harmless from
(a) any claim by a third party that the SPSS AS/400 Port infringes any patent, trade secret or copyright of that third party or (b) on any action brought against Hyperion to the extent that it is based on a claim based on

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misrepresentations made by SPSS about the performance or operation of the
Software that differ from those found in Hyperion's Documentation and marketing material, provided that: (i) SPSS is promptly notified in writing of the claim;
(ii) SPSS has sole control of the defense and any negotiations for its settlement; and (iii) Hyperion provides SPSS, at SPSS's expense, with all reasonable assistance, information, and authority necessary to perform the above.

(g) LIMITED WARRANTY AND DISCLAIMER. Hyperion warrants that for a period of ninety (90) days following delivery of the Software by SPSS to an End User, the Software, excluding Updates for purposes of this Section 9(g), will materially conform to Hyperion's then-current Documentation. The preceding warranty will only apply to problems reported to Hyperion during the warranty period and will not apply: (i) where the Software is not used in accordance with the Documentation; (ii) if the Software or any part of thereof has been altered or modified without the prior written consent of Hyperion; or (iii) where a defect in the Software has been caused by any of the End Users' or SPSS' malfunctioning equipment. SPSS warrants that for a period of ninety (90) days following delivery of the ShowCase AS/400 Port by Hyperion to an End User, the ShowCase AS/400 Port, excluding Updates for purposes of this Section 9(g), will materially conform to SPSS' then-current Documentation. The preceding warranty will only apply to problems reported to SPSS during the warranty period and will not apply: (i) where the ShowCase AS/400 Port is not used in accordance with the Documentation; (ii) if the ShowCase AS/400 Port or any part of thereof has been altered or modified without the prior written consent of SPSS; or (iii) where a defect in the ShowCase AS/400 Port has been caused by any of the End Users' or Hyperion's malfunctioning equipment. EXCEPT FOR ANY EXPRESS WARRANTIES MADE HEREIN, HYPERION AND SPSS MAKE NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH REGARD TO THE SOFTWARE, THE SHOWCASE AS/400 PORT, AND ANY SERVICES COVERED BY the AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS, GUARANTEES, OR MAKES ANY REPRESENTATIONS THAT THE SOFTWARE OR SHOWCASE AS/400 PORT is ERROR-FREE OR REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SOFTWARE OR SHOWCASE AS/400 PORT IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

(h)   LIMITATION OF REMEDY. FOR ANY BREACH OF THE WARRANTIES DESCRIBED ABOVE IN
SECTION 9(G), THE ENTIRE REMEDY AND ENTIRE LIABILITY OF EACH PARTY TO THE OTHER SHALL BE LIMITED TO PROMPT REPAIR OR REPLACEMENT OF THE SOFTWARE OR SHOWCASE AS/400 PORT OR, IF SUCH REPAIR OR REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN HYPERION'S OR SPSS' OPINION (AS APPLICABLE), NOT COMMERCIALLY REASONABLE, TO A REFUND OF THE LICENSE FEES PAID TO THE OTHER PARTY FOR THE SOFTWARE OR THE SHOWCASE AS/400 PORT.

(i) LIMITATION OF LIABILITY. OTHER THAN FOR IMDEMNIFICATION UNDER SECTIONS 9(E) AND 9(F) ABOVE AND FOR VIOLATIONS OF EITHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, NEITHER HYPERION NOR SPSS WILL BE LIABLE, UNDER ANY CONTRACT, TORT, STRICT LIABILITY OR OTHER THEORY, FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF OR DAMAGE TO DATA, LOSS OF ANTICIPATED REVENUE OR PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER ASSETS, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS STATED IN
SECTION 9(E) ABOVE, IN NO EVENT SHALL HYPERION'S LIABILITY UNDER THE AGREEMENT EXCEED THE GREATER OF $1,000,000 OR THE TOTAL AMOUNT ACTUALLY PAID TO HYPERION BY SPSS UNDER THE AGREEMENT.

(j) TAXES. All fees charged by the parties are in U.S. dollars and do not include taxes. If a party is required to pay any sales, use, consumption, VAT, GST or other taxes and all applicable export and import fees, customs duties and similar charges based on transactions under this Agreement (other than taxes based on such party's income), such taxes shall be billed to and paid for by the other party. The party that licenses or sublicenses the ShowCase AS/400 port shall pay for all taxes and fees associated with the sale of such product, excluding any fees associated with the net income of the other party.

(k) EXPORT. SPSS acknowledges that the Technical Information and the Confidential Information of Hyperion delivered pursuant to the Agreement (collectively, "Technical Data") are subject to export controls under U.S. laws including but not limited to the Export Administration Act and the regulations promulgated thereunder. SPSS agrees to (a) comply strictly with all legal requirements established under these controls, (b) cooperate fully with Hyperion in any official or unofficial audit or inspection that relates to these controls, and (c) not export, re-export, divert, transfer, or disclose directly or indirectly, any Technical Data to any country, or to the nationals of any such country, which the U.S. government determines is a country to which such export, re-export, diversion, transfer, or disclosure is restricted, without obtaining the prior written authorization of Hyperion and the applicable U.S. government agency. Any breach of this provision shall be considered a material breach of the Agreement.

(l) FORCE MAJEURE. Neither party shall be responsible for any delay in its performance due to causes beyond its reasonable control.

(m) ASSIGNMENT. SPSS may not assign, delegate or otherwise transfer the Agreement or any of its rights or obligations to a third party and such attempted transfer shall be void except that SPSS may assign the Agreement to a successor following a merger, consolidation, sale of all or substantially all of its business or the business related to the ShowCase AS/400 Port, operation of law, or otherwise only upon the prior written consent of Hyperion, which consent shall not be withheld unless: (1) the proposed assignee is a competitor of Hyperion (a current list of such competitors is provided in Exhibit F, which Hyperion reserves the right to make changes upon written notice to SPSS) or (2) Hyperion has evidence demonstrating that the proposed assignee will be unable to comply with the terms of the Agreement. Hyperion shall deliver such consent, or inform SPSS that such consent shall not be granted, within five (5) business days after the date that such consent is requested by SPSS.

(n) AMENDMENT AND WAIVER. Any waiver, amendment or modification of any provision of this Agreement must be in writing. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except as specifically set forth in writing. The failure of either party to exercise any right provided for by this Agreement shall not be deemed a waiver of that right.

(o) NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing, addressed to the Legal Department of the party being notified at its address first written above, and shall be deemed given: (a) upon receipt when delivered personally, (b) upon confirmation of receipt following delivery of registered or certified mail, return receipt requested, or (c) upon delivery by a recognized overnight courier service which provides confirmation of delivery.

(p) ATTORNEYS' FEES. If either party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration or mediation against the other regarding the terms of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs as determined by the Court, arbitrator or mediator.

(q) AUTHORITY TO SIGN. Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of this Agreement and the performance of such party's obligations have been duly authorized and that the Agreement is a valid and legal agreement binding on the party and enforceable according to its terms.

(r) GOVERNING LAW. This Agreement shall be deemed to have been made in, and shall be construed under, the laws of the State of California without regard to its conflicts of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency, or franchise relationship.

(s) SURVIVAL OF OBLIGATIONS. The following obligations will survive termination of the Agreement for any reason: (a) all obligations relating to non-use and nondisclosure of Confidential Information; (b) all obligations relating to indemnification and protection of proprietary rights;
(c) all obligations to make payments of amounts that are or become due under this Agreement prior to termination; (d) all obligations regarding maintenance of records for tracking sublicense fees owing to Hyperion; and (e) all provisions regarding the limitations of warranty, remedy and liability.

(t) SEVERABILITY. Wherever possible, each provision of the Agreement shall be interpreted in such a way as to be enforceable and valid under applicable law. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, that provision shall be stricken from this Agreement and shall not affect the legality, enforceability or validity of the remainder of this Agreement.

(u) ENTIRE AGREEMENT. The Agreement, including the attached Exhibits, constitutes the entire agreement between the parties, and supersedes all prior oral or written agreements or communications with regard to the subject matters described. No additional or conflicting term in a purchase order or other document shall have any effect on the terms of this Agreement. Notwithstanding the foregoing, the parties agree to comply with the terms of the License Agreement between the parties hereto dated April 1, 1998, amended, until the Effective Date of this Agreement, at which time this Agreement shall control.

                                    EXHIBIT A

                             BUSINESS TERMS SUMMARY
I.    SOFTWARE

SPSS shall receive the following Software, in all available localized versions, in accordance with Section 2(a) of the Agreement. Notwithstanding anything to the contrary in this Agreement, SPSS shall not receive source code for Software that SPSS will not port to the IBM AS/400 platform as identified below.

      - Hyperion Essbase Classic Server (Named or Concurrent), which includes Essbase Analytic Services, Java API, Hyperion Essbase API, Hyperion Business Rules, the Java API portion of Essbase Deployment Services and Administration Services Server

      - Hyperion Essbase Spreadsheet Toolkit - SPSS WILL NOT PORT. NO SOURCE CODE PROVIDED

      -     Hyperion Essbase Currency Conversion

      -     Hyperion Essbase Partitioning Option

      -     Hyperion Essbase SQL Interface

      -     Hyperion Essbase Integration Services

      -     Hyperion Visual Explorer - SPSS WILL NOT PORT. NO SOURCE CODE
            PROVIDED

      -     Hyperion Analyzer (including API toolkit)

      - In the event that SPSS requires source code for 3rd party code in the Software in order to port the Software, and SPSS is unable to obtain such source code, or is required to pay a fee for such code, Hyperion will work with SPSS to obtain such code and Hyperion shall pay for such code. The foregoing shall not apply to Section 5(d) of this Agreement.

    SHIP TO:                           BILL TO:
                       Leave blank if same as shipping information
SPSS:                  SPSS:
Address:               Address:
City, State, Zip:      City, State, Zip:
Contact:               Contact:
Phone:                 Phone:
Fax:                   Fax:
E-mail:                E-mail:

II.   SOFTWARE AVAILABLE FOR SUBLICENSING

SPSS shall have the right to sublicense the following Software products, including subsequent Updates and enhancements to such Software products commercially released by Hyperion during the term of this Agreement in accordance with the terms of the Agreement:

    HYPERION PRODUCTS AVAILABLE FOR SUBLICENSING       PLATFORM & OPERATING SYSTEM
----------------------------------------------------   ---------------------------
-    The Software products listed in Section I above    All available platforms
                                                        supported by Hyperion

III.  SUBLICENSE FEES

SPSS shall pay to Hyperion Sublicense Fees for each license of the ShowCase AS/400 Port granted by SPSS. The applicable Sublicense Fees will be Hyperion's then-current local list price for the ShowCase AS/400 Port in effect in the Territory less the applicable discount specified below. For the purposes of this Agreement, the then-current local list price for the ShowCase AS/400 Port is the same as the then-current local list price for the Software in effect in the Territory.


                                          OPTION 1

ANNUAL TOTAL SUBLICENSE FEES PAID TO HYPERION
  (RESET AMOUNT TO ZERO EACH ANNUAL PERIOD)                SUBLICENSE FEES
---------------------------------------------   ---------------------------------------
                 <$1,000,000                    Local List price, less 60% discount**

                 >$1,000,000                    Local List price, less 65% discount**

                                          OPTION 2

        PREPAID ANNUAL SUBLICENSE FEES
(PAYABLE YEARLY IN ADVANCE OF THE PERIOD FOR
              WHICH THEY APPLY)                            SUBLICENSE FEES
---------------------------------------------   ---------------------------------------
                  $500,000*                     Local List price, less 67% discount**
* Prepaid Annual Sublicense Fees are
nonrefundable, irrevocable and shall only be
applied against Sublicense Fees in the
one-year period for which they apply.

** HYPERION VISUAL EXPLORER. The royalty discounts above shall not apply to Hyperion Visual Explorer. SPSS shall pay to Hyperion Sublicense Fees for each license of Hyperion Visual Explorer granted by SPSS hereunder equal to the local list price, less 25% discount.

Notwithstanding the foregoing Sublicense Fees, if SPSS identifies an opportunity to market the ShowCase AS/400 Port to an End User in a transaction, and a deeper discount is required for SPSS to be competitive, SPSS may request a deeper discount from Hyperion for such transaction. Hyperion shall use commercially reasonable efforts to respond to SPSS' request in a timely manner given SPSS' time constraints made known to Hyperion. If and only if Hyperion agrees to such deeper discount, which shall not be unreasonably withheld, for the transaction, Hyperion shall send a letter to SPSS, executed by a duly authorized manager or executive of Hyperion, specifying such deeper discount.

IV.   END USER SUPPORT FEES

In consideration of SPSS providing End User Support in accordance with Section 6(a) of the Agreement, annual End User Support Fees payable by SPSS to Hyperion shall be equal to 12% of the Sublicense Fees payable by SPSS.

V.    MINIMUM ANNUAL FEES

The following is a summary of the minimum amounts of Sublicense Fees and End User Support Fees expected during the Term of this Agreement in accordance with
Section 2(f) of the Agreement:

        ANNUAL SALES QUOTA PERIOD                     ACTUAL SUBLICENSE FEES PAID
------------------------------------------            ---------------------------
First 12 months from Effective Date                              $1.2M
Each successive 12 month period thereafter                       $1.7M

VI.   APPROVED TERRITORY

The following is a summary of the geographical and/or market region(s) where SPSS may sublicense the ShowCase AS/400 Port to End Users:

TERRITORY                    RESTRICTIONS
---------                    ------------
Worldwide          Subject to applicable U.S. export laws.